Exhibit 99.1

Alumis Reports Second Quarter 2026 Financial Results and
Highlights Recent Achievements

– ONWARD3: 54% of patients reached complete skin clearance (PASI 100) at 48 weeks, positioning envudeucitinib to set a new standard in PsO –

– Alumis remains on track to submit its New Drug Application to FDA for envudeucitinib in moderate-to-severe plaque psoriasis (PsO) in Q4 2026 –

– Potentially pivotal Phase 2b LUMUS topline data for envudeucitinib in SLE anticipated in Q3 2026 –

SOUTH SAN FRANCISCO, Calif., August 13, 2026 – Alumis Inc. (Nasdaq: ALMS), a late-stage biopharmaceutical company developing next-generation targeted therapies for patients with immune-mediated diseases, today reported financial results for the quarter ended June 30, 2026, and highlighted recent achievements and upcoming milestones.

“Envudeucitinib’s Phase 3 clinical validation in PsO, reinforced by our ONWARD3 long-term data, demonstrates the power of maximal TYK2 inhibition in IL-23/IL-17-driven diseases, and our anticipated Phase 2b LUMUS readout in SLE may substantiate its role in IFN-driven diseases -- potentially unlocking broader potential of our TYK2 franchise,” said Martin Babler, President and Chief Executive Officer of Alumis. “The ONWARD3 long-term data delivered the highest reported PASI 100 response rate among oral therapies, positioning envudeucitinib to set a new standard in PsO. We remain on track to submit a New Drug Application for envudeucitinib in moderate-to-severe plaque psoriasis in Q4 with the goal, if approved, of bringing this new oral treatment option to patients.”

“Looking ahead, our main focus is on realizing our two TYK2 pipeline-in-a-pill franchise opportunities.” Babler added, “Based on the strength of clinical data to date, we are prioritizing Sjögren’s disease and cutaneous lupus erythematosus (CLE) as the next indications for envudeucitinib, subject to our LUMUS results and disciplined capital allocation. We are also advancing A-005, our CNS-penetrant TYK2 inhibitor, into a Phase 2 biomarker trial in Parkinson’s disease patients, planned to be initiated in the first half of 2027. Collectively, these programs underscore our goal to leverage the breadth of the TYK2 mechanism to pursue a broad range of immune-mediated diseases.”

Second Quarter 2026 and Recent Highlights

Envudeucitinib: a next-generation, highly selective oral tyrosine kinase 2 (TYK2) inhibitor, in patients with moderate-to-severe plaque psoriasis

●	Topline results from the ongoing ONWARD3 long-term extension study showed that 75% and 54% of patients achieved PASI 90 and PASI 100, respectively, after up to 48 weeks of continuous envudeucitinib treatment (n=773), with envudeucitinib well tolerated and a safety profile consistent with ONWARD1/2 (LINK TO PR).

●	Alumis remains on track to submit its New Drug Application to FDA for envudeucitinib in PsO in the fourth quarter of 2026.
●	Alumis plans to present additional long-term envudeucitinib data at future medical meetings.

Envudeucitinib: Systemic Lupus Erythematosus (SLE)

●	Alumis anticipates potentially pivotal Phase 2b LUMUS topline data for envudeucitinib in SLE in the third quarter of 2026, a milestone with the potential to open the Type I interferon disease pathway for the TYK2 franchise.

TYK2 Franchise and Pipeline Update

●	Alumis is prioritizing Sjögren’s disease and cutaneous lupus erythematosus (CLE) as additional interferon-driven indications to pursue for envudeucitinib. Advancement decisions will depend on LUMUS Phase 2b results and disciplined capital allocation.
●	Alumis plans to initiate a Phase 2 biomarker trial for A-005, its central nervous system penetrant TYK2 inhibitor, in patients with Parkinson’s disease, in the first half of 2027. In a Phase 1 healthy volunteer study, A-005 was well-tolerated, achieved maximal target inhibition in the periphery and demonstrated the ability to penetrate into the central nervous system.
●	Alumis completed its strategic review of the lonigutamab program and decided to explore strategic alternatives for this asset.

Anticipated 2026 Milestones

●	Envudeucitinib in Moderate-to-Severe Plaque Psoriasis
o	Long-term data: Phase 2, two-year safety data (2H 2026)
o	NDA submission (4Q 2026)

●	Envudeucitinib in SLE
o	Potentially pivotal Phase 2b SLE topline data (3Q 2026)

●	A-005
o	Initiation of Phase 2 biomarker trial in Parkinson’s disease (1H 2027)

●	Next clinical candidate (new target)
o	Alumis now expects to initiate a clinical trial for the next clinical candidate in 2027

Second Quarter 2026 Financial Results

●	As of June 30, 2026, Alumis had cash, cash equivalents and marketable securities of $502.3 million.
●	Revenue included collaboration revenue of $1.7 million for the quarter ended June 30, 2026, compared to collaboration revenue of $2.7 million for the quarter ended June 30, 2025, related to the collaboration and licensing agreement with Kaken Pharmaceutical Co., Ltd.
●	Research and development expenses were $85.3 million for the quarter ended June 30, 2026, compared to $108.8 million for the quarter ended June 30, 2025. The decrease was primarily driven by lower clinical trial and contract research costs following completion of enrollment and reporting of positive topline results for the pivotal Phase 3 ONWARD1 and ONWARD2 clinical trials of envudeucitinib in patients with PsO in January 2026 and severance costs related to the merger with ACELYRIN, Inc. in the quarter ended June 30, 2025, partially offset by an increase in clinical trial and contract research costs for the Phase 3 ONWARD3 clinical trial and an increase in personnel-related expenses for the quarter ended June 30, 2026.
●	General and administrative expenses were $23.4 million for the quarter ended June 30, 2026, compared to $34.5 million for the quarter ended June 30, 2025. The decrease was primarily attributable to severance and transaction costs related to the merger with ACELYRIN, Inc. in the quarter ended June 30, 2025, partially offset by legal expenses and other costs and an increase in personnel-related expenses for the quarter ended June 30, 2026.
●	Operating expenses for the quarter ended June 30, 2026 included a $41.8 million impairment loss related to the acquired IPR&D intangible asset associated with the lonigutamab program following the Company’s decision to pursue strategic alternatives for the program.
●	Net loss was $142.2 million for the quarter ended June 30, 2026, compared to net income of $59.3 million for the quarter ended June 30, 2025, which included a non-operating gain of $187.9 million related to the merger with ACELYRIN, Inc.

Financial Guidance

●	Based on the Company’s current operating plan, Alumis continues to anticipate that its existing cash, cash equivalents and marketable securities as of June 30, 2026 are expected to fund operating expenses and capital expenditure requirements into the fourth quarter of 2027.

About Alumis

Alumis is a late-stage biopharmaceutical company developing next-generation targeted therapies with the potential to significantly improve patient health and outcomes across a range of immune-mediated diseases. Leveraging its proprietary data analytics platform and precision approach, Alumis is developing a pipeline of oral tyrosine kinase 2 inhibitors, consisting of envudeucitinib, formerly known as ESK-001, for the treatment of systemic immune-mediated disorders, such as moderate-to-severe plaque psoriasis and systemic lupus erythematosus, and A-005, its central nervous system penetrant TYK2 inhibitor, with initial development focused on Parkinson’s disease and additional neuroinflammatory, neurodegenerative and peripheral immune-mediated disease indications under evaluation. For more information, visit www.alumis.com or follow us on LinkedIn or X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "anticipates," "believes," "plans," "seeks," "will" and variations of these words or similar expressions that are intended to identify forward-looking statements. All statements, other than statements of historical facts, including without limitation those regarding the timing of the initiation of clinical trials, including a Phase 1 trial for the Company’s next clinical candidate, the timing and results of clinical data readouts in its ongoing clinical trials, including the Company’s Phase 2b LUMUS trial in systemic lupus erythematosus, as well as long-term and safety data in moderate-to-severe plaque psoriasis (PsO), the timing of the Company’s planned NDA submission with the FDA for envudeucitinib in PsO, the Company’s plans to prioritize Sjögren’s disease and cutaneous lupus erythematosus as additional indications for envudeucitinib, the Company’s goal to bring a new oral treatment option to patients with PsO and pursue a broad range of immune-mediated diseases, the timing of the Company’s planned Phase 2 biomarker trial for A-005 in Parkinson’s disease, the potential for envudeucitinib to treat PsO, the potential for envudeucitinib to reshape the psoriasis treatment landscape, systemic lupus erythematosus and other immune-mediated diseases and/or to realize TYK2 franchise pipeline-in-a-pill opportunities, the Company’s plans to explore strategic alternatives for lonigutamab, any expectations regarding the safety, efficacy or tolerability of its drug candidates and statements regarding Alumis’ future plans and prospects, including development of its clinical pipeline and the commencement of additional clinical trials; cash runway; Alumis’ participation at upcoming conferences, and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements in this press release are based on Alumis’ current expectations, estimates and projections as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely and readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in Alumis’ forward-looking statements. Such risks and uncertainties include, without limitation, those related to Alumis’ ability to advance envudeucitinib or its other programs and to obtain regulatory approval of and ultimately commercialize Alumis’ clinical candidates, the timing, costs, and results of preclinical and clinical trials, Alumis’ ability to fund development activities and achieve development goals, Alumis’ ability to protect its intellectual property and other risks and uncertainties described in Alumis’ filings with the Securities and Exchange Commission (SEC) under the heading “Risk Factors” and elsewhere in such filings and reports, including any future reports Alumis may file with the SEC from time to time. Alumis explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

ALUMIS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Revenue:
License revenue	$—	$—	$—	$17,389
Collaboration revenue	1,662	2,666	3,403	2,666
Total revenue	1,662	2,666	3,403	20,055
Operating expenses:
Research and development expenses	85,337	108,755	166,877	205,377
General and administrative expenses	23,356	34,450	41,966	56,745
Intangible assets impairment loss	41,824	—	41,824	—
Total operating expenses	150,517	143,205	250,667	262,122
Loss from operations	(148,855)	(140,539)	(247,264)	(242,067)
Other income (expense):
Gain on bargain purchase	—	187,907	—	187,907
Interest income	4,948	3,430	10,297	6,039
Other income (expenses), net	(71)	(38)	(64)	(82)
Total other income (expense), net	4,877	191,299	10,233	193,864
Net income (loss) before income taxes	(143,978)	50,760	(237,031)	(48,203)
Income tax benefit	1,757	8,561	1,757	8,561
Net income (loss)	$(142,221)	$59,321	$(235,274)	$(39,642)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities, net	(216)	30	(871)	(18)
Total comprehensive income (loss)	$(142,437)	$59,351	$(236,145)	$(39,660)

ALUMIS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(in thousands)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$63,706	$89,670
Restricted cash	—	82
Marketable securities, current	438,587	218,831
Research and development prepaid expenses	4,388	2,909
Other prepaid expenses and current assets	7,403	6,740
Total current assets	514,084	318,232
Restricted cash, non-current	1,388	1,301
Property and equipment, net	16,847	18,190
Intangible assets	9,135	50,959
Operating lease right-of-use assets, net	17,270	16,971
Other assets, non-current	1,894	6,287
Total assets	$560,618	$411,940
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,800	$10,106
Research and development accrued expenses	35,572	34,781
Other accrued expenses and current liabilities	16,370	22,303
Deferred revenue, current	6,669	1,458
Operating lease liabilities, current	4,822	4,670
Total current liabilities	76,233	73,318
Operating lease liabilities, non-current	31,605	32,244
Deferred tax liability	383	2,140
Share repurchase liability	71	123
Deferred revenue, non-current	—	2,611
Other liabilities, non-current	168	207
Total liabilities	108,460	110,643
Stockholders’ equity:
Preferred stock	—	—
Common stock	12	10
Additional paid-in capital	1,589,979	1,202,975
Accumulated other comprehensive income (loss)	(683)	188
Accumulated deficit	(1,137,150)	(901,876)
Total stockholders’ equity	452,158	301,297
Total liabilities and stockholders’ equity	$560,618	$411,940

Alumis Contact Information

Teri Dahlman

Red House Communications

teri@redhousecomms.com